UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 17, 2003

TRESTLE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11835 W. Olympic Boulevard, Suite 550 Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 444-4100

Item 9. REGULATION FD

A.                                 Introduction

The Company intends to offer a minimum of 500,000 shares and up to a maximum of 1,000,000 shares of its common stock, $.001 par value per share, for sale in a private placement, subject to market and other conditions.  The Company intends to use the net proceeds of the offering for working capital purposes.  The offering will be made only to accredited investors as that term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).  The offering is expected to close during January 2004.

In connection with the proposed private placement, we delivered certain business information to prospective investors.  This information is furnished herein in Exhibit 99.1.

The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the securities offered.  The securities to be offered will not be registered under the Securities Act, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

B.                                   Limitation

In accordance with General Instructions B.2 and B.4 of Form 8-K, the information set forth in this Item 9 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

In accordance with General Instruction B.5 of Form 8-K, the information set forth in this Item 9 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.

December 17, 2003	/s/ GARY FREEMAN
Gary Freeman
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Description of the Business of the Company